EXHIBIT 23.1


                     CONSENT OF SHIKAZE RALSTON TAM KUROZUMI



We hereby consent to the incorporation by reference to the Registration Statement on Form S-8 (Registration Number 333-32740) of our report dated March 15, 2001 on our audit of the consolidated financial statements of Ableauctions.com, Inc. and its subsidiaries as of December 31, 2001 which report is included in the Annual report on Form 10-KSB of Ableauctions.com, Inc. for the year ended December 31, 2000.






Vancouver, Canada                          "Shikaze Ralston Tam Kurozumi"
March 30, 2001                                        Chartered Accountants